UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2015

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                   Entry Into a Material Definitive Agreement.

On May 29, 2015, Cobalt GOM #1 LLC (“GOM#1”),  an indirect, wholly-owned subsidiary of Cobalt International Energy, Inc. (the “Company”), entered into a Borrowing Base Facility Agreement (the “Facility Agreement”) with Société Générale, as administrative agent, and certain other lenders.  GOM#1 is the direct owner of the oil and gas leases, wells, production facilities and other assets and agreements associated with the Company’s Heidelberg development.  GOM#1 does not own any of the Company’s other oil and gas assets.  The Facility Agreement provides for a limited recourse $150 million senior secured reserve-based term loan facility.  The proceeds of the loans under the Facility Agreement will be available to fund the majority of GOM#1’s share of the remaining Heidelberg field development costs, subject to the maintenance of a debt to equity ratio of the total investment in the Heidelberg development of no more than 70:30.  GOM#1 may request that the commitments under the Facility Agreement be increased by up to an additional $100 million upon the satisfaction of certain conditions set forth in the Facility Agreement, and such increase is subject to lender participation.  In addition, GOM#1 may request a further commitment increase by up to $400 million if GOM#1’s interest in the Heidelberg field is increased, with such increase subject to lender participation.

The Company is a party to the Facility Agreement and has limited funding obligations thereunder.   Until completion of the Heidelberg development in accordance with the current field development plan and certain other requirements set forth in the Facility Agreement (“Completion”), the Company has guaranteed to fund cost overruns that may be incurred up to an aggregate of $38.7 million.  The Company agreed to cash collateralize 50% of its funding obligation in respect of cost overruns by depositing $19.4 million in a collateral account established pursuant to the terms of the Facility Agreement.

The amount available for borrowing at any one time under the Facility Agreement is limited to a borrowing base amount determined twice a year using agreed projections by applying the lower of (i) a project life coverage ratio of 1.5:1.0 to the sum of discounted projected net revenues from the Heidelberg field and certain capital expenditures and (ii) a loan life coverage ratio of 1.3:1.0 to the sum of discounted projected net revenues from the Heidelberg field and certain capital expenditures.  Interim borrowing base redeterminations can take place between scheduled redetermination dates in limited circumstances specified in the Facility Agreement.  Loans made under the Facility Agreement are scheduled to amortize in the manner set forth in the Facility Agreement commencing in July 2018 and will mature on the earlier of (a) May 29, 2020 and (b) the last day of the quarter immediately preceding the first quarter in which the aggregate remaining reserves for the Heidelberg field are projected to be less than 20% of the initial approved reserves.  In addition, on or before each redetermination, GOM#1 is required to repay such amount of the loans as is required to reduce the aggregate amount of the loans to the borrowing base amount applicable on the day after such redetermination. After Completion, loans are also subject to mandatory prepayment with 33% of GOM#1’s excess cash flow.

The Facility Agreement and certain related hedging obligations, if any, are secured by a first priority security interest in substantially all of the assets of GOM#1 (which are comprised only of the oil and gas leases, wells, production facilities and other assets associated with the Heidelberg development), including a mortgage on GOM#1’s ownership interest in the Heidelberg field, a pledge of the equity interests of GOM#1 and a pledge of certain intercompany receivables held by the Company.   All of GOM#1’s revenues from the Heidelberg development will be deposited in collateral accounts established pursuant to the Facility Agreement and applied in accordance with a cash waterfall in the manner specified in the Facility Agreement.  GOM#1 is required to maintain a debt service reserve account for the benefit of the lenders under the Facility Agreement, which must remain funded at all times to the level specified in the Facility Agreement.

At GOM#1’s election, interest for borrowings under the Facility Agreement are determined by reference to (a) the London interbank offered rate, or LIBOR, plus an applicable margin of (i) 6.00% per annum prior to Completion and (ii) 4.00% following Completion or (b) a base rate plus an applicable margin of (i) 5.00% prior to Completion and (ii) 3.00% following Completion.  Prior to Completion, GOM#1 is also required to pay a commitment fee equal to 40% of the applicable margin payable on the unused commitments under the Facility Agreement. Interest on base rate loans and the commitment fee are generally payable quarterly. Interest on LIBOR loans are generally payable at the end of the applicable interest period but no less frequently than quarterly.

The Facility Agreement contains various covenants that limit, among other things, GOM#1’s ability to incur indebtedness, grant liens on its assets, merge or consolidate with other entities, sell its assets, make loans, acquisitions, capital expenditures and other investments, abandon or decommission the Heidelberg field, modify material agreements relating thereto, enter into commodity hedges and pay dividends and distributions to its parent entities.

The Facility Agreement includes customary events of default for transactions of this type, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, loan documents not being valid, defaults under project documents that are not replaced, change in control, expropriation, abandonment or decommissioning of the Heidelberg field, material title defects, the failure to pay cost overruns when due and the failure to reach Completion on or before May 29, 2018.

In addition, the Facility Agreement provides that an event of default will occur if (a) the debt to equity ratio exceeds 70:30 or (b) the then current projections show that (i) the project loan life coverage ratio in any calculation period will be 1.5:1.0 or less, (ii) the loan life coverage ratio in any calculation period will be 1.3:1.0 or less or (iii) the debt service coverage ratio in any calculation period will be 1.2:1.0 or less.

If an event of default occurs, the lenders will be able to accelerate the maturity of the Facility Agreement and exercise other rights and remedies.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 2.03                                                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Facility Agreement is contained in Item 1.01 above and is incorporated herein by reference into this Item 2.03.

Item 9.01.                                                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Borrowing Base Facility Agreement, dated May 29, 2015, by and between Cobalt GOM #1 LLC, Cobalt International Energy, Inc., Société Générale, as administrative agent, and various other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015

Cobalt International Energy, Inc.

	By:	/s/ Jeffrey A. Starzec
	Name:	Jeffrey A. Starzec
	Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description
10.1

Borrowing Base Facility Agreement, dated May 29, 2015, by and between Cobalt GOM #1 LLC, Cobalt International Energy, Inc., Société Générale, as administrative agent, and various other lenders party thereto